  As filed with the Securities and Exchange Commission on April 11, 2001
                                                   Registration No. 333- 58128
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                               AMENDMENT NO. 1
                                      TO
                                NOTE EXCHANGE ON
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------
                         SBA COMMUNICATIONS CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)
                               ------------------

            Florida                                             1700
---------------------------------                   ----------------------------
(State or Other Jurisdiction                        (Primary Standard Industrial
of Incorporation or Organization)                    Classification Code Number)

                                   65-0716501
                             ----------------------
                                (I.R.S. Employer
                             Identification Number)


                              One Town Center Road
                                   Third Floor
                            Boca Raton, Florida 33486
                                 (561) 995-7670
    ------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                               ------------------
                                Jeffrey A. Stoops
                                    President
                         SBA Communications Corporation
                              One Town Center Road
                                   Third Floor
                            Boca Raton, Florida 33486
                                 (561) 995-7670
 ------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                                    Copy To:

                            Robert C. Boehm, Esquire
                       Akerman, Senterfitt & Eidson, P.A.
                        One S.E. Third Avenue, 28Th Floor
                              Miami, Florida 33131
                              Phone: (305) 374-5600
                               Fax: (305) 374-5095

                               ------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: as soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                               EXPLANATORY NOTE

     This Amendment No. 1 to Form S-4 is being filed solely to file Exhibits
5.1 and 23.2.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Under the Florida Business Corporation Act (the "FBCA"), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director's breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was unlawful,
(b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which an unlawful distribution is made, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, the director's actions constituted conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, the director's actions constituted recklessness or were an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his or her capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the FBCA.

     Under the FBCA, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, and has the power to indemnify any such person in any proceeding by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

     However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     The articles of incorporation of the Company provide that the Company shall, to the fullest extent permitted by applicable law and its by-laws, as amended from time to time, indemnify all officers and directors of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit
Number         Description

1.3 Purchase Agreement, dated January 26, 2001, among SBA Communications Corporation, Lehman Brothers Inc., Salomon Smith Barney Inc., Deutsche Bank Alex. Brown Inc., Donaldson, Lufkin & Jenrette Securities Corporation (an affiliate of Credit Suisse First Boston Corporation), TD Securities (USA) Inc., Barclays Capital Inc. and Wachovia Securities, Inc. (1)

4.4 Indenture, dated as of February 2, 2001, between SBA Communications Corporation and State Street Bank and Trust Company, as trustee, relating to $500,000,000 in aggregate principal amount and maturity of 10 1/4% senior notes due 2009. (1)

4.5            Form of 10 1/4% senior note due February 1, 2009. (1)

5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the New Notes. (2)

10.32 Registration Rights Agreement, dated February 2, 2001, among SBA Communications Corporation, Lehman Brothers Inc., Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Donaldson, Lufkin & Jenrette Securities Corporation (an affiliate of Credit Suisse First Boston Corporation), TD Securities (USA) Inc., Barclays Capital Inc. and Wachovia Securities, Inc. (1)

12.2           Computation of Ratio of Earnings to Fixed Charges. (1)

21.1           Subsidiaries. (1)

23.1           Consent of Arthur Andersen LLP. (1)

23.2           Consent of Akerman, Senterfitt & Eidson, P.A. (included in
               Exhibit 5.1).

24.1           Power of Attorney of certain directors and officers of SBA.(1)

25.1           Statement of Eligibility of Trustee. (1)

99.01          Form of Letter of Transmittal for Notes. (1)

99.02          Form of Notice of Guaranteed Delivery for Notes. (1)

_________
(1)  Previously filed.
(2)  Filed herewith.

Item 22. Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, State of Florida on April 11, 2001.

                                       SBA COMMUNICATIONS CORPORATION



                                       By: /s/ STEVEN E. BERNSTEIN
                                           -----------------------
                                           Name: Steven E. Bernstein
                                           Title: Chairman and Chief Executive
                                                  Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ STEVEN E. BERNSTEIN      Chairman, Chief Executive Officer   April 11, 2001
-----------------------      and Director
Steven E. Bernstein


/s/ JEFFREY A. STOOPS        President and Director              April 11, 2001
---------------------
Jeffrey A. Stoops


/s/ JOHN MARINO              Chief Financial Officer             April 11, 2001
---------------
John Marino


/s/ PAMELA J. KLINE          Chief Accounting Officer            April 11, 2001
-------------------
Pamela J. Kline


        *                    Director                            April 11, 2001
-----------------------
Donald B. Hebb, Jr.


        *                    Director                            April 11, 2001
-------------------
C. Kevin Landry


        *                    Director                            April 11, 2001
---------------------
Richard W. Miller


        *                    Director                            April 11, 2001
---------------------
Robert S. Picow


* /s/ JEFFREY A. STOOPS                                          April 11, 2001
-----------------------
   Jeffrey A. Stoops
   Attorney-in-fact

                                EXHIBIT INDEX

Exhibit No.                       Description of Exhibits
-----------                       -----------------------
   5.1                            Opinion of Akerman, Senterfitt & Eidson,
                                    P.A. regarding the legality of the New
                                    Notes.
  23.2                            Consent of Akerman, Senterfitt & Eidson,
                                    P.A. (included in Exhibit 5.1).